TEXOIL, INC.                      EXHIBIT 10.4

                            PROMISSORY NOTE

$100,000.00                 HOUSTON, TEXAS                  NOVEMBER 1, 1995

     FOR VALUE RECEIVED, the undersigned, TEXOIL, INC. (herein called "Maker"), a Nevada corporation, promises to pay to the order of HART BROWN (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this note) the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), together with interest on the principal hereof from time to time outstanding from the date hereof until paid, at the per annum rate hereinafter stated, said principal and interest being payable at 3711 San Felipe 3E, Houston, Texas 77027, or at such other place as Payee may hereafter designate in writing.

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at the per annum rate equal to the sum of (a) the prime commercial rate (herein called "Prime Rate") from time to time announced by First Interstate Bank of Texas ("FIBOT") at Houston, Texas as its Prime Rate, which interest rate shall change when and as the Prime Rate shall change, effective at the close of business on the day of such change, and (b) 2%. Interest shall be paid at the end of each month in which the principal balance hereof (or any unpaid portion) remains outstanding.

     This Note is due and payable on February 1, 1996, unless later extended by mutual agreement between the Maker and Payee.


                              TEXOIL, INC.

                         By:  /s/ Walter L. Williams
                                  WALTER L. WILLIAMS
                                  Chairman